                                                            EXECUTION COPY

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                                CREDIT AGREEMENT


             -------------------------------------------------------


                            TEXSTAR PETROLEUM, INC.,

                                  as Borrower,



                                BENZ ENERGY LTD.

                                       and

                             CALIBRE ENERGY, L.L.C.,

                                 as Guarantors,



                                       and



                       ENCAP ENERGY CAPITAL FUND III, L.P.

                                    as Lender


             -------------------------------------------------------



                                   $12,000,000


                                 October 9, 1997


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
                                TABLE OF CONTENTS
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CREDIT AGREEMENT................................................................................................  1

ARTICLE I - Definitions and References..........................................................................  1
         Section 1.1.  Defined Terms............................................................................  1
         Section 1.2.  Exhibits and Schedules; Additional Definitions........................................... 10
         Section 1.3.  Amendment of Defined Instruments......................................................... 10
         Section 1.4.  References and Titles.................................................................... 10
         Section 1.5.  Calculations and Determinations.......................................................... 10

ARTICLE II - The Loan........................................................................................... 11
         Section 2.1.  Commitment to Lend; Note................................................................. 11
         Section 2.2.  Requests for Loans....................................................................... 11
         Section 2.3.  Use of Proceeds.......................................................................... 11
         Section 2.4.  Arrangement Fee.......................................................................... 12
         Section 2.5.  Optional Prepayments..................................................................... 12

ARTICLE III - Payments to Lender................................................................................ 12
         Section 3.1.  General Procedures....................................................................... 12
         Section 3.2.  Reimbursable Taxes....................................................................... 13

ARTICLE IV - Conditions Precedent to Lending.................................................................... 13
         Section 4.1.  Documents to be Delivered................................................................ 13
         Section 4.2.  Additional Conditions Precedent.......................................................... 15
         Section 4.3.  Post-Closing Conditions.................................................................. 16

ARTICLE V - Representations and Warranties...................................................................... 16
         Section 5.1.  No Default............................................................................... 17
         Section 5.2.  Organization and Good Standing........................................................... 17
         Section 5.3.  Authorization............................................................................ 17
         Section 5.4.  No Conflicts or Consents................................................................. 17
         Section 5.5.  Enforceable Obligations.................................................................. 17
         Section 5.6.  Initial Financial Statements............................................................. 17
         Section 5.7.  Other Obligations and Restrictions. ..................................................... 18
         Section 5.8.  Full Disclosure.......................................................................... 18
         Section 5.9.  Litigation............................................................................... 18
         Section 5.10.  Labor Disputes and Acts of God.......................................................... 18
         Section 5.11.  ERISA Plans and Liabilities............................................................. 19
         Section 5.12.  Environmental and Other Laws............................................................ 19
         Section 5.13.  Names and Places of Business............................................................ 19
         Section 5.14.  Borrower's Subsidiaries................................................................. 20
         Section 5.15.  Title to Properties; Licenses........................................................... 20
         Section 5.16.  Government Regulation................................................................... 20
         Section 5.17.  Officers, Directors and Shareholders.................................................... 20

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
ARTICLE VI - Affirmative Covenants of Borrower.................................................................. 20
         Section 6.1.  Payment and Performance.................................................................. 21
         Section 6.2.  Books, Financial Statements and Reports.................................................. 21
         Section 6.3.  Other Information and Inspections........................................................ 22
         Section 6.4.  Notice of Material Events and Change of Address.......................................... 23
         Section 6.5.  Maintenance of Properties................................................................ 23
         Section 6.6.  Maintenance of Existence and Qualifications.............................................. 23
         Section 6.7.  Payment of Trade Liabilities, Taxes, etc................................................. 24
         Section 6.8.  Insurance................................................................................ 24
         Section 6.9.  Performance on Restricted Person's Behalf................................................ 24
         Section 6.10.  Interest................................................................................ 24
         Section 6.11.  Compliance with Agreements and Law...................................................... 24
         Section 6.12.  Environmental Matters; Environmental Reviews............................................ 25
         Section 6.13.  Evidence of Compliance.................................................................. 25
         Section 6.14.  Solvency................................................................................ 25
         Section 6.15.  Agreement to Deliver Security Documents................................................. 25
         Section 6.16.  Perfection and Protection of Security Interests and Liens............................... 26
         Section 6.17.  Offset.................................................................................. 26
         Section 6.18.  Guaranties of Benz Energy's Subsidiaries................................................ 26
         Section 6.19.  Production Proceeds..................................................................... 26

ARTICLE VII - Negative Covenants of Restricted Persons.......................................................... 27
         Section 7.1.  Indebtedness............................................................................. 27
         Section 7.2.  Limitation on Liens...................................................................... 27
         Section 7.3.  Limitation on Mergers, Issuances of Securities........................................... 28
         Section 7.4.  Limitation on Sales of Property.......................................................... 28
         Section 7.5.  Limitation on Dividends and Redemptions.................................................. 28
         Section 7.6.  Limitation on Investments and New Businesses............................................. 29
         Section 7.7.  Limitation on Credit Extensions.......................................................... 29
         Section 7.8.  Transactions with Affiliates............................................................. 29
         Section 7.9.  Certain Contracts; Amendments; Multiemployer ERISA Plans................................. 29

ARTICLE VIII - Events of Default and Remedies................................................................... 30
         Section 8.1.  Events of Default........................................................................ 30
         Section 8.2.  Remedies................................................................................. 32


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
ARTICLE IX - Miscellaneous...................................................................................... 33
         Section 9.1.  Waivers and Amendments; Acknowledgements................................................. 33
         Section 9.2.  Survival of Agreements; Cumulative Nature................................................ 34
         Section 9.3.  Notices.................................................................................. 34
         Section 9.4.  Payment of Expenses; Indemnity........................................................... 35
         Section 9.5.  Joint and Several Liability; Parties in Interest; Assignments............................ 36
         Section 9.6.  Confidentiality.......................................................................... 36
         Section 9.7.  Governing Law; Submission to Process..................................................... 36
         Section 9.8.  Limitation on Interest................................................................... 37
         Section 9.9.  Termination; Limited Survival............................................................ 38
         Section 9.10.  Severability............................................................................ 38
         Section 9.11.  Counterparts............................................................................ 38
         Section 9.12.  Waiver of Jury Trial, Punitive Damages, etc............................................. 38


SCHEDULES AND EXHIBITS:
-----------------------

Schedule 1 - Disclosure Schedule
Schedule 2 - Security Schedule
Schedule 3 - Oakvale Properties and Old Ocean Properties
Schedule 4 - Acquisition/Development Plan
Schedule 5 - Insurance Schedule


Exhibit A - Promissory Note
Exhibit B - Loan Request
Exhibit C - Certificate Accompanying Financial Statements
Exhibit D-1 - Opinion of Porter & Hedges, counsel for Borrower, Calibre, Benz Properties, Texstar Holdings and Tomlinson
Exhibit D-2 - Opinion of Veale, Kilpatrick, Austring, Fendrick & Fairman,
Yukon Territory counsel for Benz Energy
Exhibit D-3 - Opinion of Montpellier McKeen Varabioff Talbot & Giuffre,
Canadian counsel for Benz Energy
Exhibit D-4 - Opinion of Fizer, Beck, counsel for the Slattery Trust and Trustee Exhibit E - NPI Conveyance

                                     iii
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                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of October 9, 1997, by and among Texstar Petroleum, Inc., a Texas corporation ("Borrower"), Benz Energy Ltd., a corporation existing under the laws of the Yukon Territory, Canada ("Benz Energy") and Calibre Energy, L.L.C., a Texas limited liability company ("Calibre"), and EnCap Energy Capital Fund III, L.P. ("Lender"). In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:

                     ARTICLE I - Definitions and References

         Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given it in this Section 1.1 or in the sections and subsections referred to below:

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a)to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b)to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGREEMENT" means this Credit Agreement.

         "BANK ONE CREDIT FACILITY" means the credit facilities under those certain Letter Loan Agreement dated July 17, 1997 between Bank One, Texas, N.A. and Borrower and Bank One, Texas, N.A. and Calibre., each in the maximum principal amount of $10,000,000.

         "BENZ ENERGY" means Benz Energy Ltd., a corporation existing under the laws of the Yukon Territory, Canada.

         "BENZ PROPERTIES" means Benz Properties Ltd., a Colorado corporation.

         "BORROWER" means Texstar Petroleum, Inc., a Texas corporation.

         "BORROWER'S AND GUARANTORS' OIL AND GAS PROPERTIES" means the interest in oil, gas and/or mineral leases or properties owned by Borrower or any Guarantor at the time in question and such Person's interest in equipment and other assets directly associated with the production thereon.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Houston, Texas.

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         "CALIBRE" means Calibre Energy, L.L.C., a Texas limited liability company.

         "CASH EQUIVALENTS" means investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above.

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "CHANGE OF CONTROL" means the occurrence of any of the following events: (i) any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Benz Energy's management or their designees to be voted in favor of Persons nominated by Benz Energy's Board of Directors) of 35% or more of the outstanding voting securities of Benz Energy, measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Benz Energy), (ii) one-third or more of the directors of Benz Energy shall consist of Persons not nominated by Benz Energy's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements), (iii) Benz Energy shall cease to own all of the outstanding capital stock of Borrower, (iv) Prentis
B. Tomlinson, Jr. shall cease to be actively engaged in the management and operations of Borrower.

         "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lender or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated

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financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "DISCLOSURE REPORT" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under Section 6.2(b).

         "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

         "DISTRIBUTION" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA AFFILIATE" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "ESCROW AGREEMENT" means that certain Escrow Agreement dated September 15, 1997 among the Slattery Trust, other security holders named therein, Escrow Trustee, and Benz Energy.

         "ESCROW TRUSTEE" means Montreal Trust Company of Canada, in its capacity as trustee under the Escrow Agreement, and its successors and assigns.

         "Event of Default" has the meaning given it in Section 8.1.

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         "FISCAL QUARTER" means a three-month period ending on November 30,
February 28, May 31 or August 31 of any year.

         "FISCAL YEAR" means a twelve-month period ending on August 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements; PROVIDED, that with respect to Benz Energy, "GAAP" means such generally accepted accounting principles and practices as recognized by the Canadian financial accounting standard board equivalent. If any change in any accounting principle or practice is required by the Financial Accounting Standards Board or Canadian financial accounting standards board equivalent (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Restricted Persons or with respect to Restricted Persons and their Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to Lender and Lender agrees to such change insofar as it affects the accounting of Restricted Persons or of any Restricted Persons and their Consolidated subsidiaries.

         "GUARANTOR" means Benz Energy, Calibre, Benz Properties, Prentis B. Tomlinson, Jr., Trustee and any other Person who has guaranteed some or all of the Obligations pursuant to a guaranty listed on the Security Schedule or any other Person who has guaranteed some or all of the Obligations and who has been accepted by Lender as a Guarantor, or any Subsidiary of Borrower which now or hereafter executes and delivers a guaranty to Lender pursuant to
Section 6.18.

         "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "HIGHEST LAWFUL RATE" means the maximum nonusurious rate of interest that Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to the Loans.

         "INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

         (a)  Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) is payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under futures contracts, forward contracts, swap, cap or collar contracts, option contracts, hedging contracts, other derivative contracts, or similar agreements,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding endorsements in the ordinary course of business of negotiable instruments in the course of collection,

         (i) Liabilities (for example, repurchase agreements) consisting of an obligation to purchase securities or other property, if such Liabilities arises out of or in connection with the sale of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), or

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefor;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days past the original invoice or billing date therefor.

         "INSURANCE SCHEDULE" means Schedule 5 attached hereto.

         "INITIAL FINANCIAL STATEMENTS" means (i) the audited annual Consolidated financial statements of Benz Energy, f/k/a Benz Equities Ltd., dated as of August 31, 1996, (ii) the unaudited quarterly Consolidated financial statements of Benz Energy dated as of May 31,

1997, and (iii) the unaudited Consolidated financial statements of Benz Energy dated as of July 31, 1997.

         "INITIAL RESERVE REPORT" means the draft Reserve Report concerning Borrower's and Guarantor's Oil and Gas Properties, effective as of August 1, 1997 and to be dated on or about October __, 1997, prepared by Ryder Scott Company.

         "INTEREST RATE" means ten percent (10%) per annum; PROVIDED, that upon the occurrence and during the continuance of a Default, "Interest Rate" shall mean eighteen percent (18%) per annum; PROVIDED, FURTHER, in no event shall the Interest Rate exceed the Highest Lawful Rate.

         "INVESTMENT" means any investment, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise.

         "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LENDER" means EnCap Energy Capital Fund III, L.P., and its successors and assigns as holders of the Note.

         "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to him or any other arrangement with such creditor which provides for the payment of such Liabilities out of such property or assets or which allows him to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "LIEN" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LOANS" has the meaning given it in Section 2.1.

         "LOAN DOCUMENTS" means this Agreement, the Note, the Security Documents, the NPI Conveyances, the Put/Call Agreement and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "LOAN REQUEST" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "MATERIAL ADVERSE CHANGE" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, to (a) Borrower's or Benz Energy's financial condition, in each case taken on a Consolidated basis, (b) the operations or properties of Borrower or Benz Energy, in each case taken on a Consolidated basis, or (c) Borrower's or any Guarantor's ability to timely pay or perform the Obligations.

         "MATURITY DATE" means December 31, 1998.

         "MORTGAGED PROPERTY" means all oil and gas properties and other real property subject to any Security Document.

         "NATURAL GAS" means all gaseous hydrocarbons, including, but not limited to, oil well gas, gas well gas, casinghead gas and all products refined therefrom or produced in association therewith, including condensate, distillate and other liquid hydrocarbons produced from gaseous hydrocarbons.

         "NPI" means a net profits overriding royalty interest granted under an NPI Conveyance.

         "NPI CONVEYANCE" means a Conveyance of Net Profits Overriding Royalty Interest given by Borrower from time to time to Lender and its affiliates in the form of Exhibit E.

         "NOTE" has the meaning given it in Section 2.1.

         "OAKVALE ACQUISITION DOCUMENTS" means (a) the Purchase and Sale Agreement dated on or about October 10, 1997 between Bean Industries, Inc. and Bean Resources, Inc., as sellers, and Borrower, as buyer, (b) the Assignments and Bills of Sale by Bean Industries, Inc. and Bean Resources, Inc., as assignors, in favor of Borrower, as assignee, covering the Oakvale Properties, and (c) all other agreements or instruments delivered in connection therewith to consummate the acquisition contemplated thereby.

         "OAKVALE PROPERTIES" means those oil and gas properties described as the "Oakvale Properties" as set forth on Schedule 3 attached hereto, to be acquired by Borrower pursuant to the Oakvale Acquisition Documents.

         "OBLIGATIONS" means all Liabilities from time to time owing by any Restricted Person to any Lender under or pursuant to any of the Loan Documents. "OBLIGATION" means any part of the Obligations.

         "OLD OCEAN ACQUISITION DOCUMENTS" means (a) that certain Letter Agreement, Old Ocean Prospect, Matagorda and Brazoria Counties, Texas, dated September 25, 1997 by and between Borrower and Cheyenne Petroleum Company, and (b) all other agreements or instruments delivered in connection therewith to consummate the acquisition contemplated thereby.

         "OLD OCEAN PROPERTIES" means those oil and gas properties described as the "Old Ocean Properties" as set forth on Schedule 3 attached hereto, to be acquired by Borrower pursuant to the Old Ocean Acquisition Documents.

         "PERMITTED LIEN" has the meaning given to such term in Section 7.2.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

         "PROVED RESERVES" means "Proved Reserves" as defined in the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question. "PDP RESERVES" means Proved Reserves which are categorized as both "Developed" and "Producing" in such Definitions, "PDNP RESERVES" means Proved Reserves which are categorized as both "Developed" and "Nonproducing" in such Definitions, and "PUD RESERVES" means Proved Reserves which are categorized as "Undeveloped" in such Definitions.

         "PUT/CALL AGREEMENT" means that certain Put/Call Agreement of even date herewith among Texstar Holdings, Trustee, Lender and its affiliates.

         "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

         "REGISTRATION RIGHTS AGREEMENT" means that certain Piggy Back Registration Rights Agreement of even date herewith among Benz Energy, Lender and its affiliates.

         "RESERVE REPORT" means an oil and gas reserve report prepared by Ryder Scott Company or other independent petroleum engineers chosen by Benz Energy or Borrower and acceptable to Lender concerning Borrower's and Guarantors' Oil and Gas Properties. The term "Reserve Report" includes the Initial Reserve Report and any other such report hereafter delivered pursuant to Section 6.2(d). Each such other report:

                  (a)  shall report without deduction for the NPIs.

                  (b) to the extent applicable, shall contain information and analysis comparable in form and scope to that contained in the Initial Reserve Report (including projected production profiles), shall be prepared in accordance with the guidelines of the Society of Petroleum Engineers, and shall otherwise be satisfactory to Lender in form and substance.

                  (c) shall separately report on PDP Reserves, PDNP Reserves and PUD Reserves.

         "RESTRICTED PERSON" means any of Borrower, Benz Energy, Calibre, Texstar Holdings and each Subsidiary of Borrower, Benz Energy or Calibre.

         "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "SECURITY SCHEDULE" means Schedule 2 hereto.

         "SLATTERY TRUST" means the Slattery Trust created by Trust Agreement dated January 14, 1987 by Marjorie J. Tomlinson, as grantor, and Prentis B. Tomlinson, Jr., as trustee.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person.

         "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "TEXSTAR HOLDINGS" means Texstar Holdings, L.L.C., f/k/a Texstar Petroleum, L.L.C., a Texas limited liability company.

         "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "TRUSTEE" means Prentis B. Tomlinson, Jr., in his capacity as trustee of the Slattery Trust.

         Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Loans and of fees shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Section 3.2 or any other matters which are to be determined hereunder by Lender (such as any Business Day) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents, all financial statements and reports furnished to any Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.

                             ARTICLE II - The Loans

         Section 2.1. COMMITMENT TO LEND; NOTE. Subject to the terms and conditions hereof, upon Borrower's request from time to time prior December 31, 1997, Lender agrees to make loans to Borrower (collectively, the "LOANS") as follows: (a) a loan in an amount of up to $8,000,000 to finance the acquisition of the Oakvale Properties, and (b) one or more additional loans in an aggregate amount of up to $4,000,000 pursuant to and as set forth in
Schedule 4 attached hereto. The amount of each Loan must be greater than or equal to $500,000. The obligation of Borrower to repay to Lender the aggregate amount of all Loans made by Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (the "Note") made by Borrower payable to the order of Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on the Note at any given time shall be the aggregate amount of all Loans theretofore made by Lender minus all payments of principal theretofore received by Lender on the Note. Interest on the Note shall accrue and be due and payable as provided herein and therein, with Loans bearing interest at the rate set forth in the Note (as limited by the provisions of Section 9.8). Borrower may NOT borrow, repay, and reborrow hereunder.

         Section 2.2. REQUESTS FOR LOANS. Borrower must give to Lender written notice (or telephonic notice promptly confirmed in writing) of any requested Loan to be advanced by Lender. Each such notice constitutes a "Loan Request" hereunder and must:

                  (a) specify the aggregate amount of any such new Loan and the date on which such Loan is to be advanced; and

                  (b) be received by Lender not later than 10:00 a.m., Houston, Texas time, on the day on which any such Loan is to be made.

Each such written request or confirmation must be made in the form and substance of the "Loan Request" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. If all conditions precedent to such Loan have been met, Lender shall promptly make such Loan available to Borrower.

         Section 2.3. USE OF PROCEEDS. Borrower shall use the first Loan to finance the acquisition of the Oakvale Properties and any additional Loans to finance additional acquisition and development-related capital expenditures pursuant to and as set forth in Schedule 4 attached hereto. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.

         Section 2.4. ARRANGEMENT FEE. In consideration of Lender's commitment to make Loans, Borrower will pay to EnCap Investments, L.C. an arrangement fee in the amount of $200,000, due and payable on the date hereof.

         Section 2.5. OPTIONAL PREPAYMENTS. Borrower may, upon five Business Days' notice to Lender, from time to time and without premium or penalty prepay the Note, in whole or in part, so long as the aggregate amounts of all partial prepayments of principal on the Note equals $500,000 or any higher integral multiple of $100,000, and so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of the Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Lender in its discretion that Lender's legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

                        ARTICLE III - PAYMENTS TO LENDER

         Section 3.1. GENERAL PROCEDURES. Each payment which Borrower owes under the Loan Documents to Lender must be received by Lender not later than 11:00 a.m., Houston, Texas time on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Note. When Lender collects or receives money on account of the Obligations, Lender shall apply all such money so distributed, as follows:

                  (a) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Lender under Section
         6.9 or 9.4 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof);

                  (b) then for the prepayment of principal on the Note, together with accrued and unpaid interest on the principal so prepaid; and

                  (c) last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on the Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Section 2.5.

         Section 3.2. REIMBURSABLE TAXES. Borrower covenants and agrees that:

                  (a) Borrower will indemnify Lender against and reimburse Lender for all present and future stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Lender by any jurisdiction in which Lender is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

                  (b) All payments on account of the principal of, and interest on, Lender's Loans and Note, and all other amounts payable by Borrower to Lender hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by Lender after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official document evidencing payment of such deduction or withholding.

                  ARTICLE IV - CONDITIONS PRECEDENT TO LENDING

         Section 4.1. DOCUMENTS TO BE DELIVERED. Lender has no obligation to make its first Loan unless Lender shall have received all of the following, at Lender's office in Houston, Texas, duly executed and delivered and in form, substance and date satisfactory to Lender:

                  (a)  This Agreement and the Note.

                  (b) Each Security Document listed in the Security Schedule and a Partial Release by Bank One, Texas, N.A. releasing any prior liens or security interests on the Oakvale Properties.

                  (c) An NPI Conveyance covering the Oakvale Properties, the Put/Call Agreement and the Registration Rights Agreement.

                  (d)  Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chairman of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of any bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the chief executive officers and of the chief financial officers of Borrower, Benz Energy and Calibre, of even date with such Loan, in which such officers certify to the satisfaction of the conditions set out in subsections (a), (b), (c) and (d) of
                  Section 4.2.

                  (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower in its state of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in Mississippi, Louisiana and any other states in which Borrower owns property subject to Security Documents.

                  (f)  Documents similar to those specified in subsections
         (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

                  (g) Solvency Certificates with respect to Borrower, Benz Energy, Calibre, Benz Properties, Texstar Holdings and the Slattery Trust.

                  (h) Favorable opinions of (i) Messrs. Porter & Hedges, counsel for Borrower, Calibre, Benz Properties, Benz Holdings and Tomlinson, (ii) Veale, Kilpatrick, Austring, Fendrick & Fairman, Yukon Territory counsel for Benz Energy, (iii) Montpellier McKeen Varabioff Talbot & Giuffre, Canadian counsel for Benz Energy, and
         (iv) Fizer, Beck, Webster, Bentley & Scroggins, counsel for the Slattery Trust and Trustee, substantially in the forms set forth in Exhibits D-1, D-2, D-3 and D-4 attached hereto.

                  (i) The Initial Reserve Report and the Initial Financial Statements.

                  (j) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof.

                  (k) A Phase One environmental report containing an environmental assessment of the Oakvale Properties and any other properties constituting Collateral, in scope and results acceptable to Lender.

                  (l) Title opinions in form, substance and authorship satisfactory to Lender, or other title information and review satisfactory to Lender, concerning the Oakvale Properties, a favorable title review concerning any other properties constituting Collateral, in scope and results acceptable to Lender, and lien searches against Borrower and each Guarantor in each jurisdiction in which Borrower or such Guarantor owns property subject to Security Documents.

                  (m) Payment of all fees required to be paid to Lender pursuant to any Loan Documents or any commitment agreement heretofore entered into, including without limitation attorney's fees of Thompson & Knight, P.C., counsel for Lender.

                  (n) A certified copy of each Oakvale Acquisition Document, duly executed and delivered by each party thereto, and the consummation of Borrower's acquisition of the Oakvale Properties.

                  (o)  A certified copy of the Escrow Agreement.

         Section 4.2. ADDITIONAL CONDITIONS PRECEDENT. Lender has no obligation to make any Loan (including its first), unless the following conditions precedent have been satisfied:

                  (a) All representations and warranties made by any Borrower or any Guarantor in any Loan Document shall be true on and as of the date of such Loan (except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan.

                  (b)  No Default shall exist at the date of such Loan.

                  (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could reasonably be expected to cause a Material Adverse Change to, Borrower's or any Guarantor's Consolidated financial condition or businesses since the date of this Agreement.

                  (d) Borrower and each Guarantor shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

                  (e) The making of such Loan shall not be prohibited by any Law and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such Law.

                  (f) Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Borrower, Guarantors and Lender; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower, Guarantors and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by Borrower or any Guarantor in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

                  (g) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have deposited $5,000 with Thompson & Knight, P.C., counsel for Lender, to be held by such counsel and applied toward payment of costs and expenses for recordation of the Security Documents, as provided pursuant to Section 9.4(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 9.4(a).

         Section 4.3. POST-CLOSING CONDITIONS. Contemporaneously with the consummation of the acquisition of the Old Ocean Properties pursuant to the Old Ocean Acquisition Documents, Borrower shall deliver all of the following, at Lender's office in Houston, Texas, duly executed and delivered and in form, substance and date satisfactory to Lender:

                  (a) A deed of trust, mortgage, assignment, security agreement and financing statement by Borrower in favor of Lender granting a first lien upon the Old Ocean Properties, together with UCC-1 financing statements naming Borrower as debtor and Lender as secured party and covering the Collateral described therein.

                  (b) An NPI Conveyance covering the Old Ocean Properties in the form of Exhibit E attached hereto.

                  (c) A "Supplemental Omnibus Certificate" of the Secretary and of the Chairman of Borrower, which shall certify to the continuing truth and completeness of the Omnibus Certificate delivered pursuant to Section 4.2(d)(i).

                  (d) An environmental report containing an environmental assessment of the Old Ocean Properties, in scope and results acceptable to Lender.

                  (e) A copy of each Old Ocean Acquisition Document, duly executed and delivered by each party thereto.

                   ARTICLE V - REPRESENTATIONS AND WARRANTIES

         To confirm Lender's understanding concerning Borrower's and Guarantors' businesses, properties and obligations and to induce Lender to enter into this Agreement and to extend credit hereunder, Borrower, Benz Energy and Calibre jointly and severally represent and warrant to Lender that:

         Section 5.1. NO DEFAULT. Neither Borrower nor any Guarantor is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. ORGANIZATION AND GOOD STANDING. Borrower and each Guarantor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 5.3. AUTHORIZATION. Borrower and each Guarantor has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. NO CONFLICTS OR CONSENTS. The execution and delivery by Borrower and each Guarantor of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person or the Slattery Trust, or
(3) any agreement, judgment, license, order or permit applicable to or binding upon any Borrower or any Guarantor, (ii) result in the acceleration of any Indebtedness owed by any Borrower or any Guarantor, or (iii) result in or require the creation of any Lien upon any assets or properties of Borrower or any Guarantor except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by Borrower or any Guarantor of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of Borrower and each Guarantor which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. INITIAL FINANCIAL STATEMENTS. Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Benz Energy's and Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Benz Energy's and Borrower's operations and Benz Energy's and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements no

Material Adverse Change has occurred. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. OTHER OBLIGATIONS AND RESTRICTIONS. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which is, in the aggregate, material to Benz Energy or Borrower or material with respect to Benz Energy's or Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change.

         Section 5.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by Borrower or any Guarantor to Lender in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to Borrower or any Guarantor (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to Borrower or any Guarantor that has not been disclosed to Lender in writing which could cause a Material Adverse Change. There are no statements or conclusions in any Reserve Report which are based upon or include misleading information or fail to take into account material information regarding the matters reported therein, it being understood that each Reserve Report is necessarily based upon professional opinions, estimates and projections and that none of Borrower, Benz Energy or Calibre warrants that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to Lender true, correct and complete copies of the Initial Reserve Report.

         Section 5.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of Borrower or any Guarantor, threatened, against Borrower or any Guarantor before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against Borrower or any Guarantor or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, Benz Energy and Calibre, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List, or listed on any similar state list or (ii) the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Restricted Person for clean-up costs, remedial work, damages to natural resources or for personal injury claims (whether under Environmental Laws or otherwise); and (e) no Restricted Person otherwise has any known material contingent liability under any Environmental Laws or in connection with the release into the environment, or the storage or disposal, of any Hazardous Materials.

         Section 5.13. NAMES AND PLACES OF BUSINESS. Neither Borrower nor any Guarantor has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out in Section 9.3. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, AND
(iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. TITLE TO PROPERTIES; LICENSES. Borrower and each Guarantor has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. GOVERNMENT REGULATION. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness, including Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

         Section 5.17. OFFICERS, DIRECTORS AND SHAREHOLDERS. Except as disclosed in the Disclosure Schedule, the officers and directors of Benz Energy are those persons disclosed in the definitive proxy statement prepared by Benz Energy and filed with the appropriate Canadian securities authorities in connection with Benz Energy's most recent annual meeting, copies of which proxy statement have been previously furnished in connection with the negotiation hereof.

         ARTICLE VI - AFFIRMATIVE COVENANTS OF BORROWER, BENZ ENERGY AND CALIBRE

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and extend credit hereunder, Borrower, Benz Energy and Calibre jointly and severally warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement:

         Section 6.1. PAYMENT AND PERFORMANCE. Borrower and each Guarantor will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower, Benz Energy and Calibre will cause each other Restricted Person and Guarantor to observe, perform and comply with every such term, covenant and condition.

         Section 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Restricted Person will at all times maintain full and accurate books of account and records. Benz Energy will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to Lender at Borrower's or Benz Energy's expense:

                  (a) As soon as available, and in any event within one hundred forty (140) days after the end of each Fiscal Year, complete Consolidated (and, upon the request of Lender, consolidating) financial statements of Benz Energy together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Dyke and Howard, Chartered Accountants, or other independent certified public accountants selected by Benz Energy and acceptable to Lender, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated balance sheet as of the end of such Fiscal Year and Consolidated statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

                  (b) As soon as available, and in any event within forty-five
         (45) days after the end of each Fiscal Quarter, Benz Energy's Consolidated (and, upon the request of Lender, consolidating) balance sheet as of the end of such Fiscal Quarter and Consolidated statements of Benz Energy's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition Borrower, Benz Energy and Calibre will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officers thereof stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that they have reviewed the Loan Documents and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

                  (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedules filed by any Restricted Person with any securities exchange, any Canadian securities authority or any similar governmental authority.

                  (d) As soon as available, the final version of the Initial Reserve Report, and as soon as available, and in any event by March 31 of each year, a Reserve Report, effective as of December 31 of the prior year.

                  (e) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, a business and financial plan for Benz Energy and Borrower (in form reasonably satisfactory to Lender), prepared by a senior financial officer thereof, setting forth for the first year thereof, quarterly financial projections and budgets for Benz Energy and Borrower, and thereafter yearly financial projections and budgets.

                  (f) As soon as available, and in any event within thirty (30) days after the end of each month, a report describing by lease or unit, by owner and on a well-by-well basis, the gross volume of production and sales attributable to production during such month from the properties described in subsection (d) above and describing the related severance taxes, other taxes, and leasehold operating expenses and capital costs attributable thereto and incurred during such month and general and administrative costs incurred by each such owner during such month.

                  (g) As soon as available, and in any event within forty-five days after the end of each Fiscal Quarter, a list, by name and address, of those Persons who have purchased production during such Fiscal Quarter from the Mortgaged Properties, giving each such purchaser's owner number for Borrower and each other grantor of a Lien on Mortgaged Properties and each such purchaser's property number for each such Mortgaged Property.

         Section 6.3. OTHER INFORMATION AND INSPECTIONS. Borrower and each Guarantor will furnish to Lender any information which Lender may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Borrower's or such Guarantor's businesses and operations. Borrower and each Guarantor will permit representatives appointed by Lender (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons), with reasonable notice prior to the occurrence of an Event of Default, to visit and inspect during normal business hours any of such Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and Borrower and each Guarantor shall permit Lender or its representatives to investigate and verify the accuracy of the information furnished to Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify Lender in writing, stating that such notice is being given pursuant to this Agreement, of:

                  (a)  the occurrence of any Material Adverse Change,

                  (b)  the occurrence of any Default,

                  (c) the acceleration of the maturity of any Indebtedness owed by Borrower or any Guarantor or of any default by Borrower or any Guarantor under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

                  (d)  the occurrence of any Termination Event,

                  (e) any claim of $10,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against Borrower or any Guarantor or with respect to any of their properties, and

                  (f) the filing of any suit or proceeding against any Restricted Person in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing Borrower and each Guarantor will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Lender and Lender's counsel in writing at least twenty Business Days prior to the date that Borrower or any Guarantor changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Lender and its counsel to prepare the same.

         Section 6.5. MAINTENANCE OF PROPERTIES. Borrower and each Guarantor will maintain, preserve, protect, and keep, and shall cause to be maintained, preserved, protected and kept, all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Borrower and each Guarantor will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the same becomes due pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. INSURANCE. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Lender any insurance policies covering Collateral shall be endorsed
(a) to provide for payment of losses to Lender as its interests may appear, (b) to provide that such policies may not be cancelled or reduced or affected in any material manner for any reason without thirty days prior notice to Lender, (c) to provide for any other matters specified in any applicable Security Document or which Lender may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in the amounts set out on the Insurance Schedule.

         Section 6.9. PERFORMANCE ON RESTRICTED PERSON'S BEHALF. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Lender may pay the same. Borrower shall within two Business Days after demand reimburse Lender for any such payments and each amount paid by Lender shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Lender.

         Section 6.10. INTEREST. Borrower hereby promises to Lender to pay interest at the rate as specified in the Note on all Obligations (including Obligations to pay fees or to reimburse or indemnify Lender) which Borrower has in this Agreement promised to pay to Lender and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. COMPLIANCE WITH AGREEMENTS AND LAW. Borrower and each Guarantor will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Borrower and each Guarantor will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12.  ENVIRONMENTAL MATTERS; ENVIRONMENTAL REVIEWS.

         (a) Borrower and each Guarantor will comply in all material respects with all Environmental Laws now or hereafter applicable to such Person and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and will maintain such authorizations in full force and effect.

         (b) Borrower, Benz Energy and Calibre will promptly furnish to Lender all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by it, or of which it has notice, pending or threatened against it, by any governmental authority with respect to any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower, Benz Energy and Calibre will promptly furnish to Lender all requests for information, notices of claim, demand letters, and other notifications, received by it in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of Hazardous Material at any location.

         Section 6.13. EVIDENCE OF COMPLIANCE. Borrower and each Guarantor will furnish to Lender at such Person's or Borrower's expense all evidence which Lender from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. SOLVENCY. Upon giving effect to the issuance of the Note, the execution of the Loan Documents by Borrower and Guarantors, and the consummation of the transactions contemplated hereby, Borrower and each Guarantor will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar laws).

         Section 6.15. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower, Benz Energy and Calibre agree to deliver and to cause each other Restricted Person or Guarantor to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person, subject to Permitted Liens. Borrower also agrees to deliver, whenever requested by Lender in its sole and absolute discretion, favorable title opinions from legal counsel acceptable to Lender with respect to Borrower's or any Guarantor's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may request.

         Section 6.16. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower, Benz Energy and Calibre will from time to time deliver, and will cause each other Restricted Person or Guarantor from time to time to deliver, to Lender any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by such Persons in form and substance satisfactory to Lender, which Lender requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.17. OFFSET. To secure the repayment of the Obligations, each of Borrower, Benz Energy and Calibre hereby grants to Lender a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of Lender at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of such Person now or hereafter held or received by or in transit to Lender from or for the account of such Person, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and (b) any other credits and claims of such Person at any time existing against Lender. At any time and from time to time after the occurrence of any Default, Lender is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower or any Guarantor), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.18. GUARANTIES OF BENZ ENERGY'S SUBSIDIARIES. Each Subsidiary of Benz Energy now existing or created, acquired or coming into existence after the date hereof shall, promptly upon request by Lender, execute and deliver to Lender an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Lender in form and substance. Borrower will cause each of its Subsidiaries to deliver to Lender, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Lender and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute.

         Section 6.19. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, Borrower and Guarantors are and will be assigning to Lender all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred such assignor may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Lender may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Borrower or any Guarantor or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Lender to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of its rights under the Security Documents, nor shall any release of any Production Proceeds by Lender to Borrower or any Guarantor constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Lender to collect other Production Proceeds thereafter.

             ARTICLE VII - NEGATIVE COVENANTS OF RESTRICTED PERSONS

         To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, Borrower, Benz Energy and Calibre jointly and severally warrant, covenant and agree that until the full and final payment of the Obligations and the termination of this Agreement:

         Section 7.1. INDEBTEDNESS. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a)  the Obligations.

         (b)  Indebtedness under the Bank One Credit Facility.

         (c) purchase money Indebtedness and Indebtedness under leases of such Restricted Person as lessee which are capitalized in accordance with GAAP, provided such purchase money Indebtedness and Indebtedness under capital leases required to be paid in any Fiscal Year do not in the aggregate exceed $100,000.

         (d) Indebtedness arising from endorsing negotiable instruments for collection in the ordinary course of business.

         (e) Indebtedness constituting deposits to secured the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature that are incurred in the ordinary course of business.

         (f) Indebtedness constituting indemnities under agreements entered into by Restricted Persons arising in the ordinary course of business.

         Section 7.2. LIMITATION ON LIENS. No Restricted Person or Guarantor will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents the following ("PERMITTED LIENS"):

         (a)  Liens which secure Obligations only.

         (b) Liens on Borrower's and Guarantors' Oil and Gas Properties securing Indebtedness under the Bank One Credit Facility; PROVIDED, any such Liens on the Oakvale Properties, Old Ocean Properties or any other Oil and Gas Properties acquired after the date hereof with proceeds of the Loans shall be subordinated, in form and substance satisfactory to Lender, to the Liens in favor of Lender under the Security Documents.

         (c) statutory Liens for taxes, statutory mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

         (d) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

         Section 7.3. LIMITATION ON MERGERS, ISSUANCES OF SECURITIES. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Subsidiary of Borrower, so long as a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. No Subsidiary of Borrower will issue any additional shares of its capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities except to Borrower and only to the extent not otherwise forbidden under the terms hereof. No Subsidiary of Borrower which is a partnership will allow any diminution of Borrower's interest (direct or indirect) therein.

         Section 7.4. LIMITATION ON SALES OF PROPERTY. No Restricted Person will sell, transfer, lease, exchange, alienate or dispose of any Collateral or any of its material assets or properties or any material interest therein except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

Neither Borrower nor any of Borrower's Subsidiaries will sell, transfer or otherwise dispose of capital stock of any of Borrower's Subsidiaries except that any Subsidiary of Borrower may sell or issue its own capital stock to the extent not otherwise prohibited hereunder. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income except to the extent expressly permitted under the Loan Documents.

         Section 7.5. LIMITATION ON DIVIDENDS AND REDEMPTIONS. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, except as expressly provided in this section. Such dividends, distributions, contributions, purchases, redemptions, acquisitions, retirements or reductions may be made by Borrower and the Guarantors (i) without limitation to Borrower; (ii) to Guarantors which are Subsidiaries of Borrower, to the extent permitted under the investment restrictions of Section 7.6. So long as no Default has occurred: (A) prior to the receipt by Benz Energy of cumulative proceeds of at least $25,000,000 CND pursuant to one or more equity offerings, Calibre may make dividends or distributions in an aggregate amount not to exceed $500,000, and
(B) following the receipt by Benz Energy of at least $25,000,000 CND pursuant to one or more equity offerings, Calibre may make unlimited dividends or distributions. In addition to the foregoing each Restricted Person may declare and pay to any Persons dividends payable only in its common stock, so long as neither Borrower's nor any Guarantor's interest in any of its Subsidiaries is not thereby reduced.

         Section 7.6. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other investments in any Person, other than Cash Equivalents, or (iv) make any significant acquisitions or investments in any properties other than oil and gas properties.

         Section 7.7. LIMITATION ON CREDIT EXTENSIONS. Except for Cash Equivalents, no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, including extensions of credit to Affiliates buying goods and services in the ordinary course of business and permitted under Section 7.8, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner, and (ii) loans to Borrower.

         Section 7.8. TRANSACTIONS WITH AFFILIATES. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates.

         Section 7.9. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects the rights and benefits of Lender under or acquired pursuant to any Security Documents. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA. The Bank One Credit Facility shall not be amended, extended, renewed or increased without the prior written consent of Lender.

         Section 7.10. GENERAL AND ADMINISTRATIVE EXPENSES. Consolidated general and administrative expenses of Benz Energy and Calibre shall not exceed $3,500,000 in any Fiscal Year.

         Section 7.11. CERTAIN BOARD APPROVALS. Benz Energy shall not adopt any of the following without the approval of at least seventy-five percent (75%) of the members of its board of directors: (a) annual general and administrative and capital spending budgets; (b) annual executive compensation budgets; (c) deviations from annual capital spending budgets, (d) acquisition or development projects greater than $500,000 in the aggregate with respect to a particular oil and gas property within any 12-month period; (e) issuance of debt and/or equity; and (f) material changes in its operating or management strategy or its geographic orientation.

                  ARTICLE VIII - EVENTS OF DEFAULT AND REMEDIES

         Section 8.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person or Guarantor fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person or Guarantor fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person or Guarantor fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person or Guarantor fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Lender to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person or Guarantor in connection with any Loan

Document shall prove to have been false or incorrect in any material and adverse respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Lender;

         (g) Any Restricted Person or Guarantor fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any loan document relating to the Bank One Credit Facility or any other agreement or instrument, if such agreement or instrument is materially significant to Borrower or any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person or Guarantor (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $75,000, or
(ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $10,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (j)  Any Restricted Person or Guarantor:

                  (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

                   (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

                  (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

                  (iv) suffers the entry against it of a final judgment for the payment of money in excess of $100,000 (not covered by insurance satisfactory to Lender in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any substantial part of its assets or any part of the Collateral, and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

         (k)  Any Change in Control occurs; and

         (l)  Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Guarantor who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Lender at any time and from time to time may without notice to Borrower or any other Guarantor, do either or both of the following: (1) terminate any obligation of Lender to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Guarantor who at any time ratifies or approves this Agreement.

         Section 8.2. REMEDIES. If any Default shall occur and be continuing, Lender may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Lender under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.

                           ARTICLE IX - MISCELLANEOUS

         Section 9.1.  WAIVERS AND AMENDMENTS; ACKNOWLEDGEMENTS.

         (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by Lender in exercising any right, power or remedy which Lender may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by Lender of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by such party.

         (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Lender or Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iii) there are no representations, warranties, covenants, undertakings or agreements by Lender as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Lender has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and Lender, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and Lender, (vii) should an Event of Default or Default occur or exist, Lender will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (viii) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by Lender, or any representative thereof, and no such representation or covenant has been made, that Lender will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (ix) all Lender have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) REPRESENTATION BY LENDER. Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of Lender's property shall at all times be and remain within its control and, in particular and without limitation, Lender may sell or otherwise transfer the Note as provided in
Section 9.5.

         (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 9.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to Lender and all of Lender' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to Lender under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Lender in the Loan Documents, are cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to Lender of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 9.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Lender may give telephonic notices to the other Lender), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telecopy or telex, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to Lender at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of telecopy or telex, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Loan Request shall become effective until actually received by Lender.

         Section 9.4.  PAYMENT OF EXPENSES; INDEMNITY.

         (a) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto,
(2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of Lender (including attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of Lender's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Lender for all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Lender, including travel and miscellaneous expenses and fees and expenses of Lender's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) INDEMNITY. Borrower agrees to indemnify Lender, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Lender growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or Lender with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY LENDER,

provided only that no Lender shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by Lender, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Lender" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 9.5. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST; ASSIGNMENTS. All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Lender. Lender may sell or otherwise transfer the Note, any participation interest or other interest therein, or any of its other rights and obligations under the Loan Documents without the consent of Borrower or any Guarantor.

         Section 9.6. CONFIDENTIALITY. Lender agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain,
(ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to Lender's Affiliates, auditors, attorneys, or agents, (iv) is furnished to any other Lender or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document, or
(v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 9.7. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 15 OF TEXAS REVISED CIVIL STATUTES ANNOTATED ARTICLE 5069 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE

NOTES. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW.

         Section 9.8. LIMITATION ON INTEREST. Lender, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Restricted Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lender expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lender and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and
(iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Texas Revised Civil Statutes Annotated article 5069-1.04, that ceiling shall be the indicated rate ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 9.9. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Lender to terminate this Agreement. Upon receipt by Lender of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Section 3.2, and any obligations which any Person may have to indemnify or compensate Lender shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Lender shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan Documents. Lender is hereby authorized to execute all such instruments on behalf of all Lender, without the joinder of or further action by Lender.

         Section 9.10. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 9.11. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 9.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW, (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                   TEXSTAR PETROLEUM, INC.
                                   Borrower


                                   By: /s/ Prentis B. Tomlinson, Jr.,
                                      ------------------------------------------
                                       Prentis B. Tomlinson, Jr.,
                                       Chief Executive Officer


                                   BENZ ENERGY LTD.
                                   Guarantor


                                   By: /s/ Prentis B. Tomlinson, Jr.,
                                      ------------------------------------------
                                       Prentis B. Tomlinson, Jr., Chairman


                                   CALIBRE ENERGY, L.L.C.
                                   Guarantor


                                   By: /s/ L.E. Walker
                                      ------------------------------------------
                                       L.E. Walker, Manager and President

                                   Address:
                                   1000 Louisiana, Suite 3950
                                   Houston, Texas  77002
                                   Attention: Todd E. Grabois

                                   Telephone: (713) 739-0351
                                   Telecopy: (713) 739-8402

                                   ENCAP ENERGY CAPITAL FUND III, L.P.
                                   Lender

                                   By:  EnCap Investments L.C.,
                                        its general partner


                                   By:  /s/ Robert L. Zorich
                                      ------------------------------------------
                                        Robert L. Zorich, Managing Director

                                   Address:
                                   1100 Louisiana, Suite 3150
                                   Houston, Texas 77002
                                   Attention: Robert L. Zorich

                                   Telephone: (713) 659-6100
                                   Telecopy: (713) 659-6130




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